Exhibit 10.1

*CERTAIN INFORMATION IDENTIFIED WITH A MARK
OF [**] HAS BEEN EXCLUDED FROM THIS EXHIBIT
BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD
BE COMPETITVELY HARMFUL IF PUBLICLY DISCLOSED

SCHEDULE A

SUPPLEMENTAL CONFIRMATION

To:	Fifth Third Bancorp Fifth Third Center Cincinnati, Ohio 45263
From:	RBC Capital Markets, LLC as Agent for Royal Bank of Canada Brookfield Place 200 Vesey Street New York, NY 10281-1021 Telephone: (212) 858-7000
Subject:	Accelerated Stock Buyback
Date:	January 22, 2025
The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Royal Bank of Canada (“Bank”), with RBC Capital Markets, LLC acting as agent, and Fifth Third Bancorp (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Bank and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1.This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of December 13, 2024 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2.The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	January 22, 2025
Forward Price Adjustment Amount:	[**]*
Calculation Period Start Date:	January 23, 2025
Scheduled Termination Date:	March 27, 2025
First Acceleration Date:	[**]*
Prepayment Amount:	USD 225,000,000.00
Prepayment Date:	January 23, 2025

Initial Shares:
4,353,517 Shares; provided that if, in connection with the Transaction, Bank is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that Bank is able to so borrow or otherwise acquire, and Bank shall use reasonable good faith efforts to borrow or otherwise acquire a number of Shares equal to the shortfall in the Initial Share Delivery and to deliver such additional Shares as soon as reasonably practicable. The aggregate of all Shares delivered to Counterparty in respect to the Transaction pursuant to this paragraph shall be the “Initial Shares” for purposes of “Number of Shares to be Delivered” in the Master Confirmation.

Initial Share Delivery Date:	January 23, 2025
Ordinary Dividend Amount:	[**]*
Scheduled Ex-Dividend Dates:	March 31, 2025
Termination Price:	[**]*
Reserved Shares:	10,243,569
Additional Relevant Days:	The five (5) Exchange Business Days immediately following the Calculation Period.
3.Counterparty represents and warrants to Bank that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b- 18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.
4. Reserved.
5.This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Bank ) correctly sets forth the terms of the agreement between Bank and Counterparty with respect to any particular Transaction to which this Master Confirmation relates, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Bank.
Yours faithfully,

ROYAL BANK OF CANADA
By: RBC Capital Markets, LLC, as its agent

By:     /s/ Nancy Ling
Name: Nancy Ling
Title: Associate

Agreed and Accepted By:
FIFTH THIRD BANCORP

By:    /s/ Brennen Willingham
    Name: Brennen Willingham
    Title: Treasurer